Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 12, 2013, with respect to the consolidated financial statements of TherapeuticsMD, Inc. and the effectiveness of internal control over financial reporting of TherapeuticsMD, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company

Somerset, NJ

October 15, 2013